FORM OF AMENDED AND RESTATED

                            ADMINISTRATION AGREEMENT

     THIS ADMINISTRATION AGREEMENT which was made as of the 20th day of October, 1992, amended and restated as of February 17, 1995, April 7, 1995, May 2, 1996, April, 7, 1997, and February 2, 1999, and as further amended and restated on the 1st day of May, 2000, by and between PILGRIM PRIME RATE TRUST (formerly Pilgrim America Prime Rate Trust), a Massachusetts Business Trust (hereinafter referred to as the "Trust"), and PILGRIM GROUP, INC. (formerly Pilgrim America Group, Inc.), a corporation organized and existing under the laws of Delaware (hereinafter called the "Administrator").

                              W I T N E S S E T H:

     WHEREAS,  the  Trust  is  a  closed-end   management   investment  company,
registered as such under the Investment Company Act of 1940; and

     WHEREAS, the Trust's name was changed to Pilgrim Prime Rate Trust on November 16, 1998; and

     WHEREAS, the Administrator's name was changed to Pilgrim Group, Inc. on October 30, 1998; and
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     WHEREAS,  the  Administrator  is  engaged  in  the  business  of  providing management and administrative services, as an independent contractor; and

     WHEREAS, the Trust desires to retain the Administrator to furnish management and administrative services to the Trust pursuant to the terms and provisions of this Agreement, and the Administrator is interested in providing said services.

     NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

     1. The Trust hereby employs the Administrator and the Administrator hereby accepts such employment, to render management and administrative services to the Trust, subject to the supervision and direction of the Trust's Board of Trustees. The Administrator shall furnish to the Trust the services of executive and administrative personnel to supervise the performance of all administrative functions concerning the operation of the Trust, other than the investment management function. The Administrator shall, as part of its duties hereunder
(i) monitor the provisions of the loan agreements and any agreements with respect to participations and assignments and be responsible for recordkeeping with respect to senior loans in the Trust's portfolio; (ii) administer the Trust's corporate affairs including preparing and filing all reports required by the Commonwealth of Massachusetts; (iii) furnish the Trust such office space, equipment, and personnel as is needed by the Trust; (iv) furnish clerical and bookkeeping services as are needed by the Trust; (v) prepare and furnish annual and other reports to shareholders, the Securities and Exchange Commission, the New York Stock Exchange and to any appropriate governmental body; (vi) prepare and file any federal, state and local income tax returns as requested by the
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Trust;  (vii) provide  shareholder  services as are needed by the Trust;  (viii)
permit its officers and employees to serve without compensation as trustees or officers of the Trust if elected to such positions; and (ix) in general, supervise the performance of all administrative functions of the Trust, subject to the ultimate supervision and direction of the Trust's Board of Trustees.

     2. The Administrator shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Trust in any way, or in any way be deemed an agent for the Trust. It is expressly understood and agreed that the services to be rendered by the Administrator to the Trust under the provisions of this Agreement are not to be deemed exclusive, and the Administrator shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

     3. The Administrator agrees to use its best judgment and efforts in performing the services to the Trust as contemplated hereunder, and for this purpose the Administrator shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement.

     4. In performing the administrative services hereunder, the Administrator shall at all times comply with the applicable provisions of the Investment Company Act of 1940 and any other federal or state securities laws.

     5. The Administrator shall bear and pay the costs of rendering the services to be performed by it under this Agreement. Without limiting the generality of the foregoing, the Administrator shall bear the following expenses: the salaries
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and expenses of all personnel of the Trust and the Administrator, except for the
fees  and   expenses  of  Trustees  not   affiliated   with  the  Trust  or  the
Administrator; costs to prepare information for determination of net asset value by the Trust's recordkeeping and accounting agent; expenses to maintain the Trust's books and records that are not maintained by the Trust's Manager, Custodian or Transfer Agent; costs incurred to assist in the preparation of financial information for the Trust's income tax returns, proxy statements, quarterly and annual shareholder reports; expenses to provide shareholder services in connection with the Trust's dividend reinvestment and cash purchase plans; expenses to provide shareholder services in preparation of tender offers, if any, or to shareholders proposing to transfer their shares to a third party; and all expenses incurred by the Administrator or by the Trust in rendering the administrative services pursuant to the terms of this Agreement.

     6. The Trust shall bear and pay for all other expenses of its operation, except for those expenses expressly assumed by the Manager to the Trust pursuant to an Investment Management Agreement between the Manager and the Trust, including, but not limited to, the fees payable to the Manager; the fees and
expenses  of  Trustees  who  are  not   affiliated   with  the  Manager  or  the
Administrator; the fees and certain expenses of the Trust's Custodian and Transfer Agent, including the cost of providing records to the Administrator in connection with its obligation of maintaining required records of the Trust; the charges and expenses of the Trust's legal counsel and independent accountants; commissions and any issue or transfer taxes chargeable to the Trust in connection with its transactions; all taxes and corporate fees payable by the Trust to governmental agencies; the fees of any trade association of which the Trust is a member; the cost of share certificates representing shares of the Trust; organizational and offering expenses of the Trust and the fees and
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expenses  involved in registering and maintaining  registration of the Trust and of its shares with the Securities and Exchange Commission, the New York Stock Exchange and qualifying its shares under applicable state securities laws including the preparation and printing of the Trust's registration statements and prospectuses for such purposes; allocable communications expenses, with respect to investor services and all expenses of stockholders and Trustees' meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to stockholders; the cost of insurance; and litigation and indemnification expenses and extraordinary expenses not incurred in the ordinary course of the Trust's business.

     7. To the extent the Administrator incurs any costs or performs any services which are an obligation of the Trust, as set forth herein, the Trust shall promptly reimburse the Administrator for such costs and expenses. To the extent the services for which the Trust is obligated to pay are performed by the Administrator, the Administrator shall be entitled to recover from the Trust only to the extent of its costs for such services.

     8. (a) The Trust agrees to pay to the Administrator, and the Administrator agrees to accept, as full compensation for all administrative services furnished or provided to the Trust and as full reimbursement for all expenses assumed by the Administrator, an administration fee computed at the annual rate of 0.25% of the managed assets of the Trust. For purposes of this Agreement, "managed assets" shall mean the average daily gross asset value of the Trust, minus the sum of the Trust's accrued and unpaid dividends on any outstanding Preferred Shares and accrued liabilities (other than the liabilities for principal amount of any borrowings incurred, commercial paper or notes issued by the Trust and the liquidation preference of any outstanding Preferred Shares.)
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          (b) The  administration  fee shall be  accrued  daily by the Trust and paid to the Administrator at the end of each calendar month.

     9. The Administrator agrees that neither it nor any of its officers or employees shall take any short position in the capital stock of the Trust. This prohibition shall not prevent the purchase of such shares by any of the officers and directors or bona fide employees of the Administrator or any trust, pension, profit-sharing or other benefit plan for such persons or affiliates thereof.

     10. Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Trust Indenture or any applicable statute or regulation, or to relieve or deprive the Board of Trustees of the Trust of its responsibility for and control of the conduct of the affairs of the Trust.

     11. (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Administrator, the Administrator shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Trust.

          (b)  Notwithstanding  the  foregoing,   the  Administrator  agrees  to
reimburse the Trust for any and all costs, expenses, and counsel and Trustees' fees reasonably incurred by the Trust in the preparation, printing and distribution of amendments to its registration statement, holding of meetings of
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its shareholders or Trustees, the conduct of factual  investigations,  any legal or administrative proceedings including any applications for exemptions or determinations by the Securities and Exchange Commission which the Trust incurs as the result of action or inaction of the Administrator or any of its shareholders where the action or inaction necessitating such expenditures (i) is directly or indirectly related to any transactions or proposed transaction in the shares or control of the Administrator or its affiliates (or litigation relates to any pending or proposed future transaction in such shares or control) which shall have been undertaken without the prior, express approval of the Trust's Board of Trustees; or (ii) is within the sole control of the Administrator or any of its affiliates or any of their officers, directors, employees or shareholders. The Administrator shall not be obligated pursuant to the provisions of this Subparagraph 11(b), to reimburse the Trust for any expenditures related to the institution of an administrative proceeding or civil litigation by the Trust or a Trust shareholder seeking to recover all or a portion of the proceeds derived by any shareholder of the Administrator or any of its affiliates from the sale of his shares of the Administrator, or similar matters. So long as this Agreement is in effect, the Administrator shall pay to the Trust the amount due for expenses subject to this Subparagraph 11(b) within thirty (30) days after a bill or statement has been received by the Trust therefor. This provision shall not be deemed to be a waiver of any claim the Trust may have or may assert against the Administrator or others or costs, expenses, or damages heretofore incurred by the Trust for costs, expenses, or damages by the Trust may hereafter incur which are not reimbursable to it hereunder.
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          (c) No provision of this  Agreement  shall be construed to protect any
Trustee or officer of the Trust, or the Administrator, from liability in violation of Section 17(h) and (i) of the Investment Company Act of 1940, as amended.

     12. (a) This Agreement shall become effective at the close of business on the date hereof and shall continue in effect from year to year thereafter so long as such continuation is specifically approved at least annually by (i) the Board of Trustees of the Trust, and (ii) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval.

          (b) This Agreement may be terminated at any time, without penalty, by the Trust by giving 60 days' written notice of such termination to the Administrator at its principal place of business, or may be terminated at any time by the Administrator by giving 60 days' written notice of such termination to the Trust at its principal place of business.

     13. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

     14. This Agreement may be amended only by written instrument signed by the parties hereto.
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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed in duplicate by their respective officers on the day and year first above written.

                                        PILGRIM PRIME RATE TRUST


Attest:                                 By:
                                            ------------------------------------
                                            Senior Vice President


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Vice President

                                        PILGRIM GROUP, INC.


                                        By:
                                            ------------------------------------
Attest:                                     Executive Vice President
                                            and Secretary


----------------------------
Vice President